SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 9, 2003

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 E. Plumeria Drive, San Jose, CA	95134

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 570-1000

Not Applicable

(Former name or former address if changed since last report)

Item 9.  Regulation FD Disclosure.

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition,” in accordance with the interim guidance provided by the Securities and Exchange Commission in Release No. 33-8216.

On July 9, 2003, Phoenix Technologies Ltd. issued a press release announcing a revised revenue estimate for the quarter ended June 30, 2003. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Linda V. Moore
Linda V. Moore Secretary

Date: July 10, 2003

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Phoenix Technologies Ltd. Press Release dated July 9, 2003